UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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FREZER, INC.
 (Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
OF
FREZER, INC.
No. 90-1 Hongji Street
Xigang District Dalian City
Liaoning Province, PRC, 116011

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS
OF
FREZER, INC.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Frezer, Inc., a Nevada corporation (the “Company”), in connection with the unanimous written consent dated April 13, 2009 of the Board of Directors of the corporate actions referred to below and the subsequent approval by written consent of such action dated April 28, 2009 of the holders of outstanding shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company having shares entitling them to cast a  majority of votes that may be cast regarding the corporate actions, which approval is sufficient under Chapter 78 of the Nevada Revised Statutes to approve the corporate actions. Accordingly, this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the corporate actions before they take effect.

This Information Statement will be mailed to the stockholders of the Company on May 11, 2009 (the “Record Date”). This Information Statement is first being mailed or furnished to the stockholders of the Company on or about May 19, 2009, and the corporate actions described below will not be effective until at least 20 days after the mailing.

ACTION BY BOARD OF
DIRECTORS AND
CONSENTING STOCKHOLDERS

By unanimous written consent dated April 13, 2009 the Board of Directors approved the taking of all required action to (a) effect a 1 for 4.07 reverse stock split of the Company’s outstanding Common Stock (the “Reverse Split”); and (b) to amend the Company’s Articles of Incorporation to change the name of the Company to BEFUT International Co., Ltd. (the “Name Change”) (collectively, the “Corporate Actions”) and recommended that the Reverse Split and Name Change contemplated thereby be approved by our stockholders. A copy of the unanimous written consent is attached hereto as Exhibit A.  By written consent dated April 28, 2009, the holders of a majority of the outstanding shares of Common Stock approved the filing of the Reverse Split and Name Change contemplated thereby.  A copy of the stockholder consent is attached hereto as Exhibit B.  A form of the Amended and Restated Articles of Incorporation (the “Restated Charter”) is attached hereto as Exhibit C.

The Reverse Split will become effective when the Company receives an approval notice from The Financial Industry Regulatory Authority (“FINRA”). The Name Change will become effective when the Company files with the Secretary of State of the State of Nevada. The Company anticipates the Corporate Actions will occur on or about June 8, 2009. If the Corporate Actions were not adopted by written consent of the stockholders, it would have to be considered by the stockholders at a special stockholders' meeting convened for the specific purpose of approving the Corporate Actions.

Under Section 78.320 of the Nevada Revised Statutes and the Company's Articles of Incorporation, as amended, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Under Chapter 78 of the Nevada Revised Statutes and the Company's Articles of Incorporation, as amended, the approval of each of the Corporate Actions requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders.

The reasons for, and general effect of, the Reverse Split and the Name Change are described in “TO EFFECT A ONE FOR FOUR POINT ZERO SEVEN REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AND AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A CHANGE TO THE COMPANY NAME”  “– Purpose of Reverse Stock Split” and “ – Purpose of Name Change,” respectively.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of our Common Stock.

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company’s Secretary, Mr. Haiyang Lu at No. 90-1 Hongji Street, Xigang District Dalian City, Liaoning Province, PRC, 116011.

VOTING SECURITIES AND INFORMATION
ON CONSENTING STOCKHOLDERS

Under Chapter 78 of the Nevada Revised Statutes a vote by the holders of a majority of the outstanding stock of the Company entitled to vote thereon is required to approve the action described herein. The holders of our outstanding Common Stock are entitled to vote regarding approval of the Corporate Actions.

As of the date of this Information Statement, there are outstanding 119,859,130 shares of Common Stock, which is the aggregate number of votes regarding the approval of the Corporate Actions, of which a majority, or at least 59,929,566 shares, is required to approve the actions described herein. The consenting stockholders voted in favor of the actions described herein in a written consent, dated April 28, 2009, attached hereto as Exhibit B. The consenting stockholder is the record owner of shares of Common Stock, representing approximately 94.8% of the total number of votes which could be cast regarding the approval of the Corporate Actions.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors, nor the approval by the majority shareholder, of the Reverse Split, or the Name Change provides shareholders any right to dissent and obtain appraisal of or payment for such shareholders’ shares under the Chapter 78 of the Revised Nevada Statutes, the Articles of Incorporation, or the Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth the date of this Information Statement, the number of shares of our Common Stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of the Common Stock, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

BEFUT International Co. Limited (2) c/o Hongbo Cao, Chief Executive Officer No. 90-1 Hongji Street Xigang District Dalian, 116011, P.R. China	113,672,012	94.8%

Hongbo Cao (3) No. 90-1 Hongji Street Xigang District Dalian, 116011, P.R. China	113,672,012	94.8%

Tingmin Li (4) No. 90-1 Hongji Street Xigang District Dalian, 116011, P.R. China	51,203,609	42.7%

Yining Xia (5) 104 Briarwood Dr., W. Warren, NJ 07059	5,405,610	4.5%

Mei Yu (6) No. 90-1 Hongji Street Xigang District Dalian, 116011, P.R. China	0	0.0%

Haiyang Lu (7) No. 90-1 Hongji Street Xigang District Dalian, 116011, P.R. China	0	0.0%

All Directors and Officers as a Group (8) (4 individuals)	117,029,477	96.6%

(1)
When calculating the percentage of shares for all the persons listed except for the calculation of the percentage of shares for Mr. Yining Xia and all directors and officers as a group, the denominator is the number of shares of the Company’s Common Stock outstanding as of the date of this Information Statement, namely, 119,859,130 shares of Common Stock. For Mr. Yining Xia and all directors and officers as a group, the denominator is 121,168,452 as discussed in notes (5) and (8).

(2)
BEFUT International Co. Limited (“Befut BVI”) directly owns 113,672,012 shares of the Company’s Common Stock. Mr. Hongbo Cao, as the sole director of Befut BVI, has sole voting and investment control over the shares of Common Stock owned by Befut BVI.

(3)
Mr. Hongbo Cao is President, Chief Executive Officer, Chairman of the Board of Directors of the Company. Mr. Hongbo Cao, as the sole director of Befut BVI, has sole voting and investment control over the shares of Common Stock owned by Befut BVI and, as a result, may be deemed to be the beneficial owner of the 113,672,012 shares of Common Stock owned by Befut BVI.  In addition, Mr. Hongbo Cao is the indirect owner of 51,203,609 shares of the Company’s Common Stock through his 45.05% ownership interest in Befut BVI.

(4)	Mr. Tingmin Li is the indirect owner of 51,203,609 shares of the Company’s Common Stock through his 45.05% ownership interest in Befut BVI.

(5)
Mr. Yining Xia is a Director of the Company. Mr. Yining Xia is the direct owner of 2,048,144 shares of the Company’s Common Stock. He is the indirect owner of 2,048,145 shares of the Company’s Common Stock through his 1.8% ownership interest in Befut BVI. In addition, Mr. Yining Xia, as one of the four investors in the private placement closed on March 13, 2009, purchased the Company’s convertible note and warrant for $170,000. Therefore, there are 1,064,496 shares of Common Stock underlying the convertible note and 244,826 shares of Common Stock underlying the warrant Mr. Xia holds, both of which can be converted or exercised, at Mr. Xia’s option, within 60 days from the date of this Information Statement. Pursuant to Rule 13d-3 under the Exchange Act, Mr. Xia may be deemed to be the beneficial owner of the Common Stock underlying the note and warrant. When calculating the percentage of shares, the denominator is 119,859,130 (the actual outstanding shares) plus 244,826 (underlying the warrant Mr. Xia holds) and 1,064,496 (underlying the convertible note Mr. Xia holds), which is 121,168,452.

(6)	Ms. Mei Yu is Chief Financial Officer, Treasurer and a Director of the Company.

(7)	Mr. Haiyang Lu is Secretary of the Company.

(8)
Mr. Hongbo Cao, as the sole director of Befut BVI, has sole voting and investment control over the shares of Common Stock owned by Befut BVI and, as a result, may be deemed to be the beneficial owner of the 113,672,012 shares of Common Stock owned by Befut BVI. Also includes (i) shares of the Company’s Common Stock owned indirectly by Mr. Hongbo Cao and Mr. Yining Xia through their respective ownership interests in Befut BVI, which were included in 113, 672,012 shares, and (ii) 2,048,144 shares of the Company’s Common Stock held directly by Mr. Yining Xia and the shares Mr. Yining Xia may have from the conversion of the note and/or exercise of the warrant he holds within 60 days from the date of this Information Statement. When calculating the percentage of shares, the denominator is 119,859,130 (the actual outstanding shares) plus 244,826 (underlying the warrant Mr. Xia holds) and 1,064,496 (underlying the convertible note Mr. Xia holds), which is 121,168,452.

NOTICE TO STOCKHOLDERS OF ACTIONS
APPROVED BY CONSENTING STOCKHOLDERS

The Corporate Actions have been approved by the written consent of holders of a majority of the aggregate number of votes which the holders of our Common Stock are entitled to vote regarding the approval of the Corporate Actions.

TO EFFECT A ONE FOR FOUR POINT ZERO SEVEN REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK
AND
AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A CHANGE TO THE COMPANY NAME

General

By unanimous written consent dated April 13, 2009 the Board of Directors adopted a resolution to amend the Company’s Certificate of Incorporation to (a) effect a 1 for 4.07 Reverse Split of the outstanding Common Stock and (b) change the name of the Company to BEFUT International Co., Ltd.

Pursuant to the Reverse Split, each 4.07 of the outstanding shares of our Common Stock on the date of the Reverse Split (the "Old Shares") will be automatically converted into 1 share of our Common Stock (the "New Shares"). The Reverse Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply reduce the number of shares of our Common Stock issued and outstanding. As of the date of this Information Statement, there were 119,859,130 shares of Common Stock issued and outstanding. After giving effect to the Reverse Split there will be approximately 29,449,417 shares of Common Stock issued and outstanding (assuming that there is no change in the number of issued and outstanding shares from the date of this Information Statement).

The Name Change will become effective upon filing of the Restated Charter with the Secretary of State of the State of Nevada. The Reverse Split will become effective upon the Company’s receipt of the approval notice from FINRA. But the Board of Directors reserves the right not to make such filing or application if it deems it appropriate not to do so.

By written consent dated April 28, 2009, the holders of shares of Common Stock entitled to cast a majority of the votes that are entitled to be voted regarding the Corporate Actions approved the proposed Reverse Split and Name Change contemplated thereby.

Purpose of Reverse Stock Split

The Board believes that it is in the best interests of the Company to reduce the number of shares of Common Stock we have outstanding. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares or the type of investor who would be interested in acquiring them.  In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks.  The presence of these negative perceptions may adversely affect not only the pricing of our common stock but also its trading liquidity.  In addition, these perceptions may affect our ability to raise additional capital through the sale of stock or the cost of debt we may incur.

The Reverse Split will also make available a substantial number of additional authorized but unissued shares of Common Stock. Under our Certificate of Amendment to the Articles of Incorporation dated April 12, 2007 as currently in effect we are authorized to issue 200,000,000 shares of Common Stock. We have 119,859,130 shares of Common Stock issued and outstanding as of the date of this Information Statement. We are obligated to reserve 3,130,869 shares of Common Stock for the conversion of our outstanding convertible notes for a term of one year from March 13, 2009 and 720,076 shares of Common Stock for the exercise of our outstanding warrants for a term of five years from March 13, 2009. Therefore, our outstanding shares on a total diluted basis are 123,710,075 as of the date of this Information Statement. Should we do not effectuate the Reverse Split, we can nevertheless have 76,289,925 shares of Common Stock for future share issuance. As a result, we may alternatively go through a simultaneous reverse split of both the authorized shares and the total outstanding shares of Common Stock, in which case the board has the authority to effect the corporate action without the shareholders’ approval. However, we intend to effect the Reverse Split only on the outstanding shares of Common Stock because it will leave enough room for future issuance of shares although we do not have any plan of financing as of now.

The following table lists the numbers of shares of Common Stock prior to and after the Reverse Split. The Reverse Split does not impact our preferred stock, none of which is outstanding as of the date of this Information Statement.

Shares of Common Stock	Prior to the Reverse Split As of the Date of this Information Statement	Immediately After the Reverse Split
Total Authorized Shares	200,000,000	200,000,000 (no change)
Total Issued and Outstanding Shares	119,859,130	29,449,417	*
Shares Reserved for Conversion of Notes	3,130,869	769,255	*
Shares Reserved for Exercise of Warrants	720,076	176,923	*
Proportion of Unissued Authorized Shares (Shares Available for Future Issuance)	76,289,925	169,604,405	*

* Approximate number, before giving effect to the round up and special treatment in preserving round lot shareholders, if any.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our company with another company), we are not proposing the Reverse Split in response to any effort of which we are aware to accumulate any of our shares or obtain control of our company. Our Board does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of our company.

The Board is hopeful that the Reverse Split will cause the trading price of our Common Stock, when the Common Stock begins trading, to be higher than it would have been absent the Reverse Split. The Board is hopeful that the higher share price which could result, at least initially, from the Reverse Split may help generate interest in us among investors and thereby assist us in raising capital to fund our operations. However, the effect of the Reverse Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the post - Reverse Split market price of our Common Stock will be any higher had the Reverse Split not occurred.

Except as set forth above, the Company has no specific plans, arrangements or understandings, either written or oral, to issue any of shares of Common Stock.

Effect of Reverse Stock Split

The effect of the Reverse Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the post - Reverse Split market price of our Common Stock will be any higher had the Reverse Split not occurred.  The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding. The Reverse Split will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split one share of our Common Stock. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split one share of our Common Stock. The Reverse Split may result in certain of our stockholders owning "odd lots" (i.e. a number of shares of our common stock not divisible by 100). Stockholders owning "odd lots" may experience difficulty selling their shares in the open market. In connection with the Reverse Split, the Board of Directors, in its sole discretion, may provide special treatment to stockholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event the Board determines to provide such special treatment, stockholders holding 407 or fewer shares of Common Stock, but at least 200 shares of Common Stock will receive 100 shares of Common Stock after the reverse split, and persons holding less than 200 shares of Common Stock would not be affected. The terms and conditions of special treatment afforded to the Company’s stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of the Board of Directors.

The Reverse Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

•	The number of shares owned by each holder of Common Stock will be reduced by the ratio of 4.07 to 1;

•	The number of shares of Common Stock we are authorized to issue will remain the same;

•	The per share loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding;

•	The par value of the Common Stock will remain $.001 per share;

•
All outstanding warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, 1/4.07 of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their warrants immediately preceding the Reverse Split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Split; and

•	All outstanding convertible notes will be convertible into shares of Common Stock at 4.07 times of the conversion price immediately preceding the Reverse Split.

There is currently no intention for the Company to go private, and the Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Split will not increase the risk of the Company becoming a private company in the future. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Manner of Effecting the Reverse Stock Split and Exchange Stock Certificates

The Reverse Split will become effective on the date of the receipt of the FINRA’s approval notice unless we specify otherwise (the “Effective Date”). Upon written request by a stockholder to the Company’s transfer agent at the following address:

Corporate Stock Transfer, Inc.
Attn: Operations Department
3200 Cherry Creek South Dr., #430
Denver, CO  80209
303.282.4800
303-777-7363 Fax

The Company shall send through its transfer agent to such stockholder a letter of transmittal.  The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, the stockholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Split.  No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

Certain Federal Income Tax Consequences

We believe that the federal income tax consequences of the Reverse Split to holders of Old Shares and holders of New Shares will be as follows:

•	No gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

•	The aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor.

•	The holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

•	The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear, but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

Our beliefs regarding the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Split.

Purpose of the Name Change

The Name Change is being effected because the Board of Directors believes that the new name, BEFUT International Co., Ltd.  will closely identifies the Company with the trade name “Befut” used by its indirectly wholly owned subsidiary, Dalian Befut Wire & Cable Manufacturing Co., Ltd..

OTHER MATTERS

The Board of Directors believes it is in the best interests of the Company to change its resident agent in the State of Nevada to United Corporate Services, Inc. and passed such resolution, which was adopted by the majority shareholder. The Amended and Restated Articles of Incorporation include both the name change and the change of resident agent.

The Board of Directors knows of no other matters other than those described in this Information Statement, which have been recently approved or considered by the holders of the Common Stock.

By Order of the Board of Directors

/s/ Hongbo Cao
Hongbo Cao
Chairman of the Board

Dated: May 11, 2009

EXHIBIT A

UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS OF
FREZER, INC.
IN LIEU OF A MEETING

The undersigned, being all of the directors of Frezer, Inc., a corporation organized under the laws of the State of Nevada (the "Company"), hereby adopt the following recitals and resolutions pursuant to Section 78.320(2) of the Nevada Revised Statutes as if adopted at a meeting duly held.

WHEREAS, the Board of Directors deems it to be advisable and in the best interests of the Company to amend the Articles of Incorporation to (a) effect a 1 for 4.07 reverse stock split of the Company’s Common Stock, $.001 par value per share and (b) change the name of the Company to  BEFUT International Co., Ltd.

WHEREAS, the Board of Directors deems it to be for the best interests of the Company to change the Company’s resident agent and the information of the new resident agent will be included in the Amended and Restated Articles of Incorporation.

 NOW, THEREFORE, BE IT

RESOLVED, that the appropriate officers of the Company be and they hereby are authorized and directed to take all required action to (a) effectuate a one share for four point zero seven share reverse split of the Company’s Common Stock; par value $.001 per share (“Common Stock”) and (b) change the name of the Company to BEFUT International Co., Ltd.;

RESOVLED, that the Company’s new resident agent is United Corporate Services, Inc., located at 202 South Minnesota Street, Carson City, Nevada 89703;

RESOLVED, that, subject to requisite stockholder approval, the Company’s Articles of Incorporation be amended to change the name of the Company to BEFUT International Co., Ltd. and to change of the Company’s resident agent;

RESOLVED, that the Amended and Restated Articles of Incorporation of the Company in the form attached hereto as Exhibit A (the “Restated Charter”) is hereby adopted and approved and be submitted to the stockholders of the Company for approval;

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on May 11, 2009; and

RESOLVED, that, subject to requisite stockholder approval, the officers of the Company be, and each of them individually hereby is, authorized, empowered and directed, to execute and file with the Secretary of State of Nevada, the Restated Charter and any and all other certificates, amendments, instruments and documents, in the name of, and on behalf of, the Company, with such changes thereto as any officer may approve, and to take all such further actions as they, or any of them, may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

This consent shall be filed with the minutes of meetings of the Board of Directors and shall have the same effect as the vote of the directors. This consent may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall be valid with the same with the same force and effect as if such facsimile signature were the original thereof.

Dated: April 13, 2009

/s/ Hongbo Cao
Name: Hongbo Cao

/s/ Mei Yu
Name: Mei Yu

/s/ Yining Xia
Yining Xia

EXHIBIT B

WRITTEN CONSENT OF
A MAJORITY OF THE
STOCKHOLDERS OF
FREZER, INC.

The undersigned, constituting the holders of at least a majority of the votes entitled to be cast on the matters referred to herein by the holders of outstanding common stock, par value $.001 per share (“Common Stock”) of Frezer, Inc., a Nevada corporation (the “Company”), adopt the following resolutions by written consent in lieu of a meeting, pursuant to Nevada:

RESOLVED, that the Company’s Certificate of Incorporation be amended to (a) effect a 1 for 4.07 reverse stock split of the Company’s Common Stock, $.001 par value per share and (b) change the name of the Company to BEFUT International Co., Ltd.; and

RESOLVED, that the Amended and Restated Articles of Incorporation (the “Restated Charter”) the form of which attached hereto as Exhibit A, be and the same hereby is approved; and

RESOVLED, that the Company’s new resident agent is United Corporate Services, Inc., located at 202 South Minnesota Street, Carson City, Nevada 89703; and

RESOLVED, that the officers of the Company be, and each of them individually hereby is, authorized, empowered and directed, to execute and file with the Secretary of State of Nevada, the Restated Charter and any and all other certificates, amendments, instruments and documents, in the name of, and on behalf of, the Company, with such changes thereto as any officer may approve, and to take all such further actions as they, or any of them, may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolutions.

IN WITNESS WHEREOF, this Written Consent of Stockholders has been executed by the undersigned having 113,672,012 shares of Common Stock, or 94.8% of the total outstanding shares of Common Stock on the date of signing on April 28, 2009.

Shareholder:

BEFUT International Co. Limited

By: /s/ Hongbo Cao
Hongbo Cao
Title: Sole Director

EXHIBIT C

AMENDED AND RESTATED

ARTICLES OF INCORPORATION
OF
BEFUT INTERNATIONAL CO., LTD.

         Pursuant to the provisions of Nevada Revised Statutes ("NRS") Sections 78.390 and 78.403, the articles of incorporation of the above referenced corporation are hereby amended and restated as follows:

ARTICLE I
NAME

The name of the corporation is as follows:

BEFUT International Co., Ltd.

ARTICLE II
PRINCIPAL OFFICE

Section 2.01 Resident Agent. The name and address of its resident agent for service process is United Corporate Services, Inc., a Commercial Registered Agent.

Section 2.02 Other Offices. The corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders held outside the State of Nevada with the same effect as if in the State of Nevada.

ARTICLE III
PURPOSE

The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

ARTICLE IV
SHARES OF STOCK

Section 4.01 Number and Class. The total number of shares of capital stock that the corporation is authorized to issue is 210,000,000 shares, which are divided into two classes consisting of (i) 200,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

A.  Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation (as defined in Section B, below), the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote. The Common Stock shall not have cumulative voting rights.

B.  Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes.

Section 4.02 No Preemptive Rights. The holders of capital stock of the Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of capital stock of the corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of capital stock of the corporation, nor to any right of subscription thereto, except as specifically provided in a Preferred Stock Designation or as determined from time to time by the Board of Directors in its discretion.

Section 4.03 Assessment of Shares. The capital stock of the Corporation, after the subscription price has been paid, in money, property or services, as the Board of Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE V
DIRECTORS

Section 5.01 Governing Board. The members of the board of the corporation shall be styled directors.

Section 5.02 Initial Board of Directors. The Board of Directors shall consist of at least one (1) but no more than five (5) members. The name(s) and address(s) of the initial members of the Board of Directors are as follows: [Omitted Pursuant to Section 78.403.3(a) of the Revised Nevada Statutes.]

Section 5.03 Change in the Number of Directors. The number of directors may be increased or decreased by duly adopted amendment to the Bylaws of the corporation.

ARTICLE VI
INCORPORATORS

[Omitted Pursuant to Section 78.403.3(a) of the Revised Nevada Statutes.]

ARTICLE VII
PERIOD OF DURATION

This corporation is to have A PERPETUAL existence.

ARTICLE VIII
DIRECTORS, AND OFFICERS' LIABILITY

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but the article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts and omissions prior to such repeal or modification.

ARTICLE IX
INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connections therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as is representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE X
AMENDMENTS

Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute of by these Articles of Incorporation or said Bylaws, and all rights conferred upon the shareholders are granted subject to this reservation.

ARTICLE XI
POWERS OF DIRECTORS

In furtherance, and not in limitation of the powers conferred by statue, the Board of Directors is expressly authorized:

(1) Subject to the Bylaws, if any, adopted by the shareholders, to make, alter or repeal the Bylaws of the corporation;

(2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

(3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporation and business entities;

(4) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and

(5) By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the By-laws of the Directors in the management of the business and affairs of the corporation, any may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

The undersigned, being the President and Chief Executive Officer of the corporation, hereby makes and files this Amended and Restated Articles of Incorporation and hereby declares and certifies that the above statements are true and correct as of the date hereof.

Dated  this ___ day of June, 2009.

/s/ Hongbo Cao
Name: Hongbo Cao Title: President and Chief Executive Officer